UNITED STATES
                       SECURITITES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 1, 2005

                                  BH/RE, L.L.C.
             (Exact name of registrant as specified in its charter)

           Nevada                     000-50689                 84-1622334
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)

   885 Third Avenue, 34th Floor  New York, New York                10022
   (Address of principal executive offices)                      (Zip Code)

       Registrant's telephone number, including area code: (212) 371-2211



                                       N/A
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01. Entry into a Material Definitive Agreement.

     On November 1, 2005, OpBiz, L.L.C., an indirect subsidiary of the Registrant doing business as the Aladdin Resort and Casino ("OpBiz"), entered into an Employment Agreement with Darby Davies, Senior Vice President of Casino Marketing of OpBiz, effective as of January 2, 2006. The term of the agreement is for three (3) years, terminating on December 31, 2008. OpBiz may terminate Ms. Davies's employment at any time upon 15 days' prior written notice, in which case she will be entitled to receive severance pay equal to eighteen months' salary plus any earned but not paid bonus. Ms. Davies may terminate her employment at any time upon 30 days' prior written notice.

     OpBiz pays Ms. Davies a salary of $250,000 per year, and she is eligible to participate in OpBiz's bonus program. She will receive a minimum bonus of $50,000 on January 2, 2007, $75,000 on January 2, 2008 and $100,000 on December
31, 2008.

     The agreement also provides Ms. Davies with an option to purchase up to 0.25% of the equity of MezzCo, L.L.C., the parent of OpBiz, at an exercise price based on a $100 million equity value, vesting 40% on January 2, 2007, 40% on January 2, 2008 and 20% on December 31, 2008.

Item 9.01. Financial Statements and Exhibits.

    (c)  Exhibits

10.1 Employment Agreement dated November 1, 2005, by and between OpBiz, L.L.C. and Darby Davies.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                     BH/RE, L.L.C.

     February 9, 2006                                By: /S/ Donna Lehmann
                                                         -----------------------
                                                         Donna Lehmann
                                                         Treasurer



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                                  EXHIBIT INDEX

Exhibit No.                         Description
-----------                         -----------

10.1 Employment Agreement dated November 1, 2005, by and between OpBiz, L.L.C. and Darby Davies.